Exhibit 10.38

$12,000,000
MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY
TAXABLE VARIABLE RATE DEMAND REVENUE BONDS
(AVALON PHARMACEUTICALS, INC. FACILITY),
SERIES 2003

INSURANCE AGREEMENT

     THIS INSURANCE AGREEMENT (this “Agreement”) is entered into as of this 1st day of April, 2003 by and between the MARYLAND INDUSTRIAL DEVELOPMENT FINANCING AUTHORITY, a body corporate and politic and a public instrumentality of the State of Maryland, in its role as insurer and not as issuer (the “Authority”), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (the “Bank”), and AVALON PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”).

     The Borrower has applied to the Authority for a loan in the principal amount of $12,000,000 (the “Series 2003 Loan”), to be made by the Authority to the Borrower from the proceeds of the Authority’s Taxable Variable Rate Demand Revenue Bonds (Avalon Pharmaceuticals, Inc. Facility), Series 2003 (the “Series 2003 Bonds”), pursuant to a Loan Agreement of even date herewith between the Authority and the Borrower (the “Loan Agreement”). The Series 2003 Bonds will be issued pursuant to a Trust Indenture of even date herewith (the “Indenture”) between the Authority and Allfirst Trust Company National Association, as trustee (the “Trustee”). In order to enhance the marketability of the Series 2003 Bonds, the Borrower has requested the Bank to issue to the Trustee the Bank’s irrevocable transferable letter of credit in the amount of $12,197,260 to provide payment for and secure the payment of principal of and interest on, and the purchase price of, the Series 2003 Bonds (the “Letter of Credit”). Pursuant to the Letter of Credit Agreement of even date herewith between the Bank and the Borrower (the “Letter of Credit Agreement”), the Borrower has agreed, among other things, (a) to reimburse the Bank, with interest, for all drawings made under the Letter of Credit, (b) to reimburse the Bank for all advances made by the Bank under the Letter of Credit Agreement, and (c) to pay to the Bank certain charges and fees in connection with the Bank’s issuance of the Letter of Credit.

     The obligations of the Borrower to the Bank under the Letter of Credit Agreement and the other Letter of Credit Documents (as defined in the Letter of Credit Agreement) are herein sometimes collectively called the “Borrower’s Letter of Credit Obligations” which term as used in this Agreement shall have the same meaning as set forth in the definitions set forth in Section 1.1 of the Indenture. For purposes of this Agreement, the Borrower’s Letter of Credit Obligations do not include any of the Borrower’s Swap Obligations.

     As a condition to its issuance of the Letter of Credit, the Bank has required, among other things, that the Authority insure a portion of the Borrower’s Letter of Credit Obligations pursuant to the terms and provisions of this Agreement.

     NOW, THEREFORE, in order to induce the Authority to issue the Series 2003 Bonds and to make the Series 2003 Loan to the Borrower and to insure a portion of the Borrower’s Letter of Credit Obligations, and to induce the Bank to issue the Letter of Credit as security for the Series 2003 Bonds, the Authority, the Bank, and the Borrower covenant and agree as follows:

ARTICLE I
DEFINITIONS

     Section 1.1 Defined Terms. Unless the context clearly indicates otherwise, all terms defined in the foregoing recitals of this Agreement shall have the meanings given such terms in such recitals, and the terms defined in this Section 1.1 shall have the meanings set forth in this Section 1.1. Certain other terms used in this Agreement are defined in Article I of the Letter of Credit Agreement or Article I of the Indenture. When and if used herein, such terms shall have the meanings given to them in Article I of the Letter of Credit Agreement or Article I of the Indenture and all terms used herein shall be construed in accordance with the rules of construction set forth in Article I of the Letter of Credit Agreement or Article I of the Indenture, unless clearly specified otherwise or unless the context clearly indicates otherwise.

     “Authority” shall have the meaning given to such term in the introductory paragraph hereof.

     “Authority’s Insurance Premium” means the annual insurance premium payable in advance on the Closing Date and on the first day of each Insured Bond Year thereafter in the amount of one half of one percent of the insured portion of the outstanding principal balance of the Borrower’s Letter of Credit Obligations.

     “Authority’s Obligations” means the obligations of the Authority to the Bank (or any assignee of the Bank permitted under Section 10.1 hereof) to make payments and otherwise perform all covenants and agreements to be performed by the Authority under this Agreement.

     “Authority’s Resolution” means the resolution adopted by the Authority on July 25, 2002.

     “Bank” shall have the meaning given to such term in the introductory paragraph hereof.

     “Bank’s Commitment Letter” means the commitment letter from the Bank to the Borrower dated August 5, 2002, and all amendments thereto.

     “Bond Documents” shall have the meaning given to such term by the Letter of Credit Agreement.

     “Borrower” shall have the meaning given to such term in the introductory paragraph hereof.

     “Borrower’s Letter of Credit Obligations” shall have the meaning given to such term in the Indenture.

     “Cash Collateral” means the collateral held by the Bank pursuant to the Collateral Pledge Agreement.

     “Certification” means the written certification to be made by the Bank to the Authority in accordance with Section 7.1 hereof which shall include a statement of the amount of the Deficiency, and (b) a statement that the Bank has enforced the Letter of Credit Documents and the liquidation of the security for the Borrower’s Letter of Credit Obligations in accordance with the standard contained in Section-5.2F of this Agreement.

     “Claim” means any liability, action, claim, demand, lien, loss, expense or cost of any kind or nature whatsoever.

     “Closing Date” means the date of authentication and delivery of the Series 2003 Bonds.

     “Collateral” shall have the meaning given to such term in the Security Agreement.

     “Collateral Pledge Agreement” means the Collateral Pledge and Security Agreement and Control Agreement dated as of April 1, 2003 by and among the Borrower, the Bank and Allied Investment Advisors, Inc., as securities intermediary, together with any and all Supplements from time to time made in accordance with the terms thereof and of this Agreement.

     “Debt” means the aggregate amount of the monetary portion of the Borrower’s Letter of Credit Obligations other than the Borrower’s Letter of Credit Obligations not covered by the Authority’s insurance pursuant to the provisions of Section 3.1(B) of this Agreement.

     “Deficiency” means (a) the Debt, less (b) the Net Proceeds resulting from the enforcement of the Letter of Credit Documents and the liquidation of the security for the Borrower’s Letter of Credit Obligations in accordance with the parameters described in Section 5.2H of this Agreement.

     “Department” means the Department of Business and Economic Development, a principal department of the State.

     “Documents” means the Bond Documents and the Letter of Credit Documents.

     “Indenture” shall have the meaning given to such terms in the recitals hereof.

     “Industrial Development Fund” means the Industrial Development Fund of the Authority created pursuant to Section 5-914 of the MIDFA Act. The faith and credit of the State are not pledged to the Industrial Development Fund.

     “Insured Bond Year” means each consecutive twelve month period during which this Agreement is in effect, commencing for the first such year on the Closing Date and ending on the last day of the twelfth consecutive calendar month thereafter.

     “Insured Portion of the Debt” means (a) thirty percent (30%) of the Debt, and (b) an automatic reduction to twenty five percent (25%) of the Debt effective as of the third anniversary of the Closing Date if the Borrower has not delivered to the Authority, no later than thirty (30) days after the third anniversary of the Closing Date, a copy of a collaborative agreement as may be qualified by confidentiality agreements within thirty (30) days after the effective date of such collaborative agreement. In no event shall the Authority’s Obligations under this Agreement at any time exceed $3,600,000, and the amount of the Authority’s insurance available hereunder shall be reduced below such limit by the amount of any payment made by the Authority hereunder (including, without limitation, any payment made by the Authority pursuant to its right to cure Events of Default, as described in Section 6.2 A hereof); provided, however, that if the Authority makes any payment to the Bank pursuant to the provisions of this Agreement and is subsequently reimbursed for such payment by the Borrower or on its behalf, the insurance available under this Agreement shall be reinstated to the extent of such reimbursement. The Insured Portion of the Debt is calculated on the principal and interest due prior to application of any proceeds received from enforcement of the Documents and liquidation of the Security.

     “Letter of Credit” shall have the meaning given to such term in the recitals hereof.

     “Letter of Credit Documents” shall have the meaning given to such term in the Letter of Credit Agreement.

     “Letter of Credit Agreement” shall have the meaning given to such term in the recitals hereof.

     “Loan Agreement” shall have the meaning given to such term in the recitals hereof.

     “MIDFA Act” means the Maryland Industrial Development Financing Authority Act, set forth in Sections 5-901, et seq. of Article 83A of the Annotated Code of Maryland, and all amendments thereto.

     “Net Proceeds” means the amount, if any, by which (a) all those proceeds resulting from the enforcement or liquidation of the liens and security interests created by the Letter of Credit Documents in the Security exceed (b) reasonable costs and expenses incurred by the Bank in connection with the Borrower’s Obligations in enforcing the Letter of Credit Documents or liquidating the liens and security interests evidenced and secured by the Letter of Credit Documents.

     “Notice” means a written communication given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three (3) days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom such communication is to be given, at the following addresses or such other address as the Lender, the Authority, or the Borrower may specify hereafter:

Authority:	MARYLAND INDUSTRIAL DEVELOPMENT
FINANCING AUTHORITY
217 East Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attention: Executive Director

Lender:	MANUFACTURERS AND TRADERS TRUST COMPANY
1410 Spring Hill Road, Suite 125
McLean, Virginia 22102
Attention: David DiLuigi

with a copy to:

Fred Levy, Esquire
Sonnenschein, Nath & Rosenthal
1301 K Street, N.W.
Suite 600, East Tower
Washington, D.C. 20005

Borrower:	AVALON PHARMACEUTICALS, INC.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Chief Financial Officer

with a copy to:

Mark I. Gruhin, Esquire
Schmeltzer, Aptaker & Shepard, P.C.
2600 Virginia Avenue, N.W., Suite 1000
Washington, D.C. 20037-1922

Any person listed above may, by notice given hereunder, designate any different addresses to which subsequent communications shall be sent. Copies of notices furnished in accordance with this Section are for convenience only and the failure to furnish any such copy shall not affect the sufficiency of any notice under this Agreement.

     “Notice of Default” means a notice of the occurrence of an Event of Default under the Letter of Credit Agreement given by the Bank to the Authority (a) in accordance with the procedures for giving notices or other communications as set forth in this Agreement, (b) specifying the amount of Debt (if any) with respect to which the Borrower is in default, and (c) stating the procedures and remedies the Bank proposes to follow, if any, with respect to the Event of Default.

     “Security” means the Collateral, the Cash Collateral, and all other security for the Series 2003 Bonds or the Borrower’s Letter of Credit Obligations.

     “Security Agreement” means the Security Agreement dated of even date herewith by and between the Borrower and the Bank, together with any and all Supplements from time to time made in accordance with the terms thereof and of this Agreement.

     “Series 2003 Bonds” shall have the meaning given to such term in the recitals hereof.

     “Series 2003 Loan” shall have the meaning given to such term in the recital hereof.

     “State” means the State of Maryland.

     “Supplements” means any and all extensions, renewals, modifications, amendments, supplements and substitutions.

     “Swap Agreement” shall have the meaning given to such term in the Letter of Credit Agreement.

     “Swap Obligations” shall have the meaning given to such term in the Letter of Credit Agreement.

     “Indenture” shall have the meaning given to such term in the recitals hereof.

     Section 1.2 Recitals. The recitals set forth in the Letter of Credit Agreement are incorporated herein by reference and are hereby deemed to be a part of this Agreement to the same extent as if such recitals were set forth in their entirety in this Agreement.

ARTICLE II
AUTHORITY TO INSURE

     Section 2.1 Authority to Insure. Section 5-914 of the MIDFA Act creates the Industrial Development Fund, from which the Authority may (a) insure the payment or repayment of all or any part of the principal of, redemption or prepayment premiums or penalties on, and interest on bonds (as defined in the MIDFA Act) and authorized purpose obligations (as defined in the MIDFA Act), (b) insure the payment or repayment of all or any part of the principal of, redemption or prepayment premiums or penalties on, and interest on any instrument executed, obtained or delivered in connection with the issuance and sale of bonds and authorized purpose obligations, and (c) pay or insure the payment of any fees or premiums necessary to obtain insurance, guarantees, or other credit support from any person in connection with financial assistance provided by the Authority under the MIDFA Act. The Series 2003 Bonds are “bonds” within the meaning of the MIDFA Act.

     The Authority has adopted the Authority’s Resolution pursuant to which the Authority has approved its insurance of the Insured Portion of the Debt from the Industrial Development Fund on the terms set forth in this Agreement.

ARTICLE III

INSURANCE OF INSURED PORTION OF THE DEBT

     Section 3.1 Insurance of Insured Portion of the Debt. Subject to the terms and conditions hereof, and in the manner provided herein, the Authority agrees to pay to the Bank and to any assigns of the Bank permitted by Section 10.1 hereof, from the Industrial Development Fund, the Insured Portion of the Debt. It is understood and agreed that:

          A. Security. It is a requirement for the Authority’s insurance that the Debt be secured by a first lien on the Collateral and the Cash Collateral in favor of the Bank.

          B. Obligations Not Insured. The Authority’s insurance under this Agreement shall cover only the obligations of the Borrower to reimburse the Bank, with interest at the Reimbursement Rate, for drafts drawn under the Letter of Credit, and shall not cover any of the following amounts which may constitute the Borrower’s Letter of Credit Obligations:

               (i) any charges or expenses which the Bank may pay or incur relative to the payment of any draft drawn under, or purported to be drawn under, the Letter of Credit, or in connection with any amendment or extension of a substitution for or renewal of the Letter of Credit;

               (ii) amounts advanced by the Bank other than pursuant to a drawing under the Letter of Credit;

               (iii) the Letter of Credit Fee and any fees or charges payable by the Borrower to the Bank in consideration for its provision of the Letter of Credit;

               (iv) any transfer fees for transfer of the Letter of Credit;

               (v) any interest on the Borrower’s Letter of Credit Obligations payable at penalty rates (the “Penalty Rate”), and any late charges payable under the Letter of Credit Documents;

               (vi) any additional payments required to be made by the Borrower to the Bank as a result of increased costs to the Bank;

               (vii) any amounts payable to the Bank pursuant to indemnification provisions of the Letter of Credit Documents (such as indemnification payments described in Article XII of the Letter of Credit Agreement);

               (viii) any amounts payable to the Bank pursuant to the Borrower’s Swap Obligations; and

               (ix) interest on any and all of the above amounts.

          C. Reduction of Insurance. The amount of the Authority’s insurance available under this Agreement shall be reduced by the amounts of any payments made by the Authority hereunder (including, without limitation, any payments made by the Authority pursuant to its right to cure Events of Default, as described in Section 6.2A hereof); provided, however, that if the Authority makes any payment to the Bank pursuant to the provisions of this Agreement and is subsequently reimbursed for such payment by the Borrower or on its behalf (including any reimbursements received by the Authority in accordance with Section 7.2 below), the insurance available under this Agreement shall be reinstated to the extent of such reimbursement.

          D. Automatic Reduction of Insurance. The Authority’s insurance shall automatically reduce to twenty five percent (25%) of the Debt effective on the third anniversary of the Closing Date if the Borrower has failed to deliver to the Authority, no later than thirty (30) days after the third anniversary of the Closing Date, a copy of a collaborative agreement as may be qualified by confidentiality agreements within thirty (30) days after the effective date of such collaborative agreement.

          E. Termination of Insurance. The Authority’s insurance may be automatically terminated by the Authority as provided in Sections 9.4B and 10.7 of this Agreement, and shall be automatically terminated (i) if the maturity of the Series 2003 Bonds is accelerated for a reason other than the occurrence of an Event of Default under the Letter of Credit Agreement and such acceleration is within the discretion of the Bank, or (ii) the Letter of Credit is terminated or expires (and no other Credit Facility is substituted therefore) for a reason other than the occurrence of an Event of Default under the Letter of Credit Agreement.

          F. Termination by Actions of Borrower. It is understood and agreed that the Authority’s obligations hereunder shall immediately and automatically terminate and this Agreement shall be of no further force and effect if the Borrower moves its operations either outside of the State or to a site in the State that is not within a “priority funding area” as defined in Section 5-7B-02 of the State Finance and Procurement Article of the Annotated Code of Maryland with the result that the Borrower no longer maintains substantial operations within such a “priority funding area”.

          G. Application of Proceeds. If the maturity of the Series 2003 Bonds is accelerated and the Bank exercises its remedies under the Bond Documents, the Letter of Credit Documents and the Swap Agreement, the proceeds of such enforcement remedies shall be applied first to the Borrower’s Letter of Credit Obligations, second to the Borrower’s Bond Obligations, and third to the Swap Obligations.

     Section 3.2 Insurance Premium.

          A. Payment Terms. The Borrower agrees to pay the Authority’s Insurance Premium for the Authority’s insurance being provided under this Agreement. The Authority’s obligations to the Bank hereunder shall not be altered or diminished as a result of the failure of the Borrower to pay such insurance premium provided that the Bank pays any premium not paid by the Borrower within 15 days after written notice from the Authority. The

Borrower agrees to pay the Authority’s Insurance Premium directly to the Bank on the Closing Date and within 10 days following the first day of each subsequent Insured Bond Year, if any. The Insurance Premium shall be calculated by the Authority on the first day of each Insured Bond Year and the Department shall bill the Borrower for such payment. The Authority’s Insurance Premium shall be remitted to the following address:

Maryland Industrial Development Financing Authority
c/o Loan Administration Unit
Department of Business and Economic Development
217 East Redwood Street, 22nd Floor
Baltimore, Maryland 21202

          B. Effectiveness of Insurance. The Authority’s insurance shall be effective upon receipt of the Authority’s Insurance Premium due on the Closing Date. Subject to the Bank’s and the Borrower’s right to cure under Section A above, the Authority’s insurance shall cease to be effective if the Authority’s Insurance Premium is not paid each year when due.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES; FINDINGS BY THE AUTHORITY

     Section 4.1 Representations and Warranties of the Authority. The Authority hereby represents and warrants the following to the Bank:

          A. Organization of the Authority. The Authority is a body corporate and politic and a public instrumentality of the State.

          B. Authority. Under the provisions of the MIDFA Act, the Authority has the power to enter into this Agreement and each of the other Letter of Credit Documents entered into by it and the transactions contemplated hereunder and thereunder and to carry out its obligations hereunder and thereunder.

          C. Necessary Actions. By proper action, the Authority has (i) approved the issuance and sale of the Series 2003 Bonds and the making of the Series 2003 Loan to the Borrower, (ii) approved financial assistance (as defined in the MIDFA Act) with respect to the transaction (as defined in the MIDFA Act), including without limitation, its insurance of the Insured Portion of the Debt, and (iii) duly authorized the execution and delivery of this Agreement and each of the other Letter of Credit Documents executed and delivered by it.

          D. Compliance with Laws. The Authority is not in violation of any laws of the State which would affect its existence or its ability to enter into this Agreement or any of the other Letter of Credit Documents entered into by it, or to carry out its obligations hereunder or thereunder.

          E. Conflicting Agreements. The execution and performance by the Authority of this Agreement and the other Letter of Credit Documents will not violate, be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Authority is a party or by which it or the Industrial Development Fund is bound.

          F. Letter of Credit Documents. The Authority has been provided with, and has been given an opportunity to review the Letter of Credit Agreement and the other Letter of Credit Documents.

          G. Binding Agreement. This Agreement and the other Letter of Credit Documents to which the Authority is a party have been duly and properly authorized, executed and delivered by the Authority, constitute the valid and legally binding obligations of the Authority and are fully enforceable against the Authority in accordance with their respective terms.

     Section 4.2 Findings and Determinations by the Authority. The Authority hereby confirms each of the findings and determinations made by the Authority in the Authority’s Resolution.

ARTICLE V
REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE BANK

     Section 5.1 Representations and Warranties of the Bank. The Bank hereby confirms each of the representations and warranties made by the Bank in the Bond Documents and the Letter of Credit Documents (if any) and represents and warrants the following to the Authority:

          A. Authority of Bank. The Bank has full corporate power and authority to enter into, execute and deliver this Agreement and each of the other Letter of Credit Documents executed and delivered by it and to enter into the transactions contemplated hereunder and thereunder and to carry out and perform its obligations hereunder and thereunder.

          B. Execution of Documents. This Agreement and each of the other Letter of Credit Documents executed and delivered by the Bank have been duly and properly executed by the Bank.

          C. Satisfaction of Conditions Precedent. To the best of the Bank’s knowledge, all conditions precedent to its obligation to deliver the Letter of Credit as set forth in the Bank’s Commitment Letter and in the Letter of Credit Agreement have been satisfied or waived or provisions for the satisfaction thereof have been made pursuant to a post closing agreement executed by the Borrower.

          D. Authority’s Subrogation Rights. The Bank acknowledges and agrees that the Authority, to the extent of any payments made by the Authority to the Bank pursuant to this Agreement, shall be subrogated to all rights of the Bank to receive payment of such amounts from the Borrower or others under the Letter of Credit Documents; provided, however, that the Authority’s rights of subrogation shall be subordinate to the rights of the Bank under the Letter of Credit Documents until such time as the Bank has been repaid in full for all of the Borrower’s Letter of Credit Obligations.

     Section 5.2 Covenants of the Bank. Until either (i) this Agreement has been terminated and is of no further force and effect (regardless of whether or not the Debt has been repaid to the Bank either in full or in part), or (ii) the Bank has assigned all of its right, title and interest in and to the Letter of Credit Documents to the Authority pursuant to the provisions of this Agreement, or to an assignee permitted in accordance with Section 10.1 hereof:

          A. Administration of Letter of Credit Documents. The Bank agrees to service and administer the Letter of Credit Documents in accordance with the terms and provisions of the Letter of Credit Documents and this Agreement. In the servicing and administration of the Letter of Credit Documents, the Bank will:

               (i) collect and receive payments to be made by the Borrower or other persons under the Letter of Credit Documents and apply such payments in accordance with the provisions of the Letter of Credit Documents;

               (ii) exercise the same degree and standard of care that it exercises in the servicing and administration of loans for its own account, similar in nature and amount to the Debt:

               (iii) act in accordance with generally accepted business and lending practices (including the monitoring of any covenants under the Letter of Credit Documents);

               (iv) take all reasonable steps to collect all amounts due under the Letter of Credit Documents, including, without limitation, the enforcement of the Letter of Credit Documents and the liquidation of all security for the Borrower’s Letter of Credit Obligations;

               (v) forward to the Authority upon written request all information, financial statements and other materials received from the Borrower pursuant to the Letter of Credit Documents; and

               (vi) not give any consent required by the Letter of Credit Documents or expressly waive in writing any Event of Default under the Letter of Credit Documents without first obtaining the prior written consent of the Authority (which consent shall not be unreasonably withheld), unless the Authority, in writing, waives its right to consent.

          B. Perfection of Liens. The Bank agrees to file all necessary financing statements and deeds of trust within the time prescribed by law, including the Uniform Commercial Code-Secured Transactions of the applicable jurisdictions, and take all necessary action to continue the perfection of the liens in favor of or securing the Bank with regard to the Borrower’s Letter of Credit Obligations in accordance with the standard contained in Section 5.2F of this Agreement.

          C. Books and Accounting. The Bank shall maintain customary records as may be required by its supervisory authorities with respect to all moneys received by it pursuant to the Letter of Credit Documents, and make such records available to the Authority at all reasonable times during the normal business hours of the Bank.

          D. Custody of Documents. The Bank shall retain physical possession of the Letter of Credit Documents and all policies, certificates or other evidence of insurance, unless the Trustee is entitled to such possession under the terms of the Bond Documents.

          E. No Assignment or Transfer of Documents. The Bank shall not assign or transfer its interest in and under the Letter of Credit Documents to any other person without the prior written consent of the Authority, which consent will not be unreasonably withheld; provided, however, that nothing contained in this Agreement shall affect the Bank’s right to sell or otherwise transfer a participation interest in the Borrower’s Letter of Credit Obligations without the Authority’s prior written consent, so long as the Bank continues to be liable for its obligations under this Agreement and the participation agreement between the Bank and such purchaser specifically states that such purchaser is not entitled to any direct rights under this Agreement, but only such derivative rights as may arise through its participation agreement with the Bank.

          F. Enforcement of Covenants and Agreements. Notwithstanding any other provisions of this Agreement to the contrary, the Bank shall enforce, with the same degree and standard of care that it exercises with respect to loans for its own account, similar in nature and amount to the Debt, all covenants and agreements required to be maintained under the Letter of Credit Documents unless such covenants or agreements have been waived by the Authority and the Bank, and work together with and keep the Authority apprised of any enforcement proceedings.

          G. Enforcement of Remedies. Upon the occurrence of an Event of Default under the Letter of Credit Agreement which has not been waived by the Bank with the approval of the Authority, except as provided in Section 5.3 below, the Bank shall use all reasonable efforts to collect all sums due from the Borrower and any other person so as to minimize the liability of the Authority. Except as may be provided otherwise in this Agreement or unless the Authority has agreed otherwise (e.g., pursuant to one of its options set forth in Article VI of this Agreement), the Bank will, consistent with the standard set forth in Section 5.2F above, enforce and pursue all remedies which it has against the Borrower and any other person with respect to the Debt. In the event payments or expenses are incurred by the Authority under this Agreement and such payments or expenses are thereafter collected by the Bank from any person, the Bank will promptly remit such sums to the Authority after the Debt has been repaid to the Bank in full.

          H. Duties Upon Acceleration of Maturity. Upon the occurrence of an Event of Default under the Letter of Credit Agreement and the acceleration of the maturity of the Borrower’s Letter of Credit Obligations, except as provided in Section 5.3 below, the Bank shall:

               (i) enforce the Letter of Credit Documents and liquidate the security for the Borrower’s Letter of Credit Obligations and continue until completion such enforcement and liquidation as deemed appropriate by the Bank in the exercise of its business judgment and discretion consistent with the standard set forth in Section 5.2F above;

               (ii) pursue promptly, under the circumstances, and consistent with the standard set forth in Section 5.2F above, any course of action permitted by the Letter of Credit Documents and the Bond Documents and approved by the Authority (which approval shall not be unreasonably withheld or delayed), including, without limitation, the management and preservation of the Security until and through final liquidation thereof, exercising any of the remedies set forth in the Letter of Credit Documents and the Bond Documents, and in the case of any foreclosure proceeding, the prosecution of any claim for a deficiency judgment; and

               (iii) work together and keep the Authority apprised of all such enforcement and liquidation proceedings.

          I. Application of Proceeds. The Bank agrees to apply any proceeds recovered by the Bank from any sources in connection with the Security for the Borrower’s Letter of Credit Obligations, including, but not limited to the following, to the satisfaction of the Borrower’s Letter of Credit Obligations as set forth below:

               (i) any policy of insurance (unless otherwise applied in accordance with the Bond Documents);

               (ii) any sale of the Security, or any portion thereof (unless otherwise applied in accordance with the Bond Documents);

               (iii) any Net Proceeds (unless otherwise applied in accordance with the Bond Documents); and

               (iv) any sums collected under any agreement of guaranty or indemnification.

     The proceeds recovered by the Bank from the foregoing or any other sources shall be applied as follows:

          First. to the payment of all sums due and owing to the Bank under the Letter of Credit Documents (including all sums representing costs incurred by the Bank in managing, preserving, owning and selling the Security for the Borrower’s Letter of Credit Obligations);

          Second. to the payment to the Authority of all amounts owed to the Authority as reimbursement (whether by virtue of the Borrower’s contractual obligations to reimburse the Authority, by virtue of the Authority’s subrogation rights, or otherwise) for amounts paid by the Authority to the Bank under this Agreement, and to the payment of all other sums due and owing to the Authority under the Letter of Credit Documents; and

          Lastly. to the payment to the persons entitled thereto of any balance.

          J. No Waiver of Events of Default. The Bank shall not, without the prior written consent of the Authority, waive any Event of Default under the Letter of Credit Documents or the Bond Documents.

          K. Assignment of Documents to the Authority. If the Authority makes any payments to the Bank required by this Agreement for the full amount of the Insured Portion of the Debt, and all sums due to the Bank under the Letter of Credit Documents are simultaneously or thereafter paid in full, the Bank will assign to the Authority, without recourse, within five days after all sums due under the Letter of Credit Documents are paid in full, all of its right, title and interest in and to the Bond Documents and the Letter of Credit Documents (other than the Bank’s right to indemnification pursuant-to Article XII of the Letter of Credit Agreement, which shall survive any such assignment and remain in full force and effect between the Bank and the Borrower, in accordance with the terms of the Letter of Credit Agreement). The Bank’s duties and obligations to the Authority shall cease and terminate immediately upon such assignment.

          L. Need For Insurance. The Bank agrees to notify the Authority immediately at any time that the Bank determines that the insurance being provided by the Authority under this Agreement is no longer necessary (e.g., because the Bank has been repaid in full for all of the Borrower’s Letter of Credit Obligations, because the Letter of Credit Agreement has been terminated, or otherwise).

          M. Amendment of Documents. The Bank shall not, without the prior written consent of the Authority, agree to amend or modify any of the Bond Documents or the Letter of Credit Documents.

          N. Additional Indebtedness and Liens. Notwithstanding any provision to the contrary in the Documents, the Bank shall not, without the prior written consent of the Authority, extend additional loans to the Borrower or take additional liens on the Borrower’s property.

     Section 5.3 Extent of Bank’s Obligations. The Authority acknowledges and agrees that it may not be economically feasible for the Bank to enforce all covenants and agreements or to exercise all remedies available to it under the Letter of Credit Documents or applicable law. Accordingly, the Authority agrees that the Bank’s obligation to continue the enforcement of such rights through final liquidation shall be subject to (a) a determination by the Bank, with the concurrence of the Authority, that any costs to be incurred in connection with any such course of action are reasonable, and (b) a determination by the Bank and the Authority that there is a reasonable likelihood that such course of action will result in the satisfaction of a portion of the Debt or the preservation of the security therefore.

ARTICLE VI
EVENT OF DEFAULT UNDER THE LETTER OF CREDIT DOCUMENTS

     Section 6.1 Notification Procedures Upon Occurrence of Event of Default. Upon the occurrence of an Event of Default under the Letter of Credit Documents, the Bank and the Authority agree as follows:

          A. Notification by Bank to Authority. The Bank agrees to send the Authority a Notice of Default:

               (i) as soon as possible, but in any event within 15 days after the Bank has knowledge that any payment of the Debt has become due under the Letter of Credit Documents and has not been paid; and

               (ii) within 20 days after the Bank has knowledge of the occurrence of any other Event of Default under the Letter of Credit Documents.

     The Notice of Default shall specify the amount of any of the Debt then due.

          B. Notification by Authority to the Bank. Within 15 days after receipt of a Notice of Default from the Bank, the Authority shall send a notice to the Bank stating the Authority’s intent to proceed in accordance with one of the four options described in Section 6.2 hereof and specifying the option the Authority has elected to pursue. The Bank shall not exercise any remedy under the Letter of Credit Documents or the Bond Documents until (i) receipt of such notice from the Authority, or the expiration of the 15 day notification period in the event the Authority fails to give such notice, and (ii) if the Authority notifies the Bank that it intends to cure the Event of Default, the expiration of such additional time period or satisfaction of such other conditions as may be specified in Section 6.2A below; provided, however, that if the delay by the Bank in the exercise of any remedies available to it under the Letter of Credit Documents may, in the reasonable opinion of the Bank, materially impair the security for the Borrower’s Letter of Credit Obligations, the Bank may proceed to exercise such remedies upon the prior written consent of the Authority, which consent shall not be unreasonably withheld or delayed.

     Section 6.2 Authority’s Options Upon Occurrence of Event of Default. The Authority’s four options upon receipt of a Notice of Default are described in the following Subsections A, B, C and D:

          A. Authority’s Right to Cure. The Authority shall have the right to cure any Event of Default which can be cured by the Authority. If the Authority elects to cure, it shall, within 10 days (with respect to a payment default) and within 30 days (with respect to all other Events of Default) after receipt of a Notice of Default from the Bank, notify the Bank of the Authority’s intent to, and shall, cure such Event of Default, or if a non-payment Event of Default cannot be corrected within 30 days, commence and diligently pursue appropriate corrective action to cure such non-payment Event of Default, and shall cure such Event of Default within 60 days. The Bank covenants and agrees that following receipt of the Authority’s election to cure any Event of Default, not to enforce any of the Letter of Credit Documents or liquidate any of the Security for the Borrower’s Letter of Credit Obligations without specific written authorization from the Authority, except in accordance with the provisions of this Section 6.2A. Nothing contained in this Agreement shall obligate the Authority to cure any Event of Default, nor shall the curing of any Event of Default by the Authority constitute a waiver of any remedy of the Bank or the Authority under the Bond Documents or the Letter of Credit Documents against the Borrower or any other person. Any payment by the Authority under this subsection shall decrease its obligations under this Agreement; provided, however, that if the Authority is subsequently reimbursed by the Borrower or on its behalf, the insurance available under this Agreement shall be reinstated to the extent of such reimbursement.

     Notwithstanding the foregoing provisions of this Section:

               (i) In the event that the Bank sends a notice to the Authority stating that the Bank has determined that the security for the Borrower’s Letter of Credit Obligations will be materially impaired by any delay or omission to exercise any remedy described in the Letter of Credit Documents, the Bank may, with the prior written consent of the Authority, which consent will not be unreasonably withheld or delayed, exercise any such remedy and the Authority’s obligations under this Agreement shall remain in full force and effect, and the Authority shall proceed under one of the remaining three options described in Subsections B, C or D of this Section 6.2.

               (ii) In the event that the Authority receives a Notice of Default, and the Event of Default described therein cannot be cured by the Authority, the Bank shall request the Authority to (1) elect one of the remaining three options described in Subsections B, C or D of this Section 6.2, or (2) take no action. If the Bank requests that the Authority take no action, the Authority may send a notice to the Bank stating that the Authority has determined that the security for the Borrower’s Letter of Credit Obligations will be materially impaired by any delay or omission to exercise any option described in this Agreement, and the Authority shall, with the prior written consent of the Bank, which consent will not be unreasonably withheld or delayed, proceed under any of the remaining three options described in Subsections B, C or D of this Section 6.2.

               (iii) At any time after the Authority has elected to exercise its right to cure under this Section 6.2A, upon 15 days notice to the Bank, the Authority may proceed under any of the remaining three options described in Subsections B, C or D of this Section 6.2.

               (iv) In the event that the Authority notifies the Bank of its intention to cure an Event of Default and fails to cure such Event of Default within the time period prescribed by this Section 6.2A, the Bank may exercise any remedies available to it after the expiration of the applicable cure period set forth in this Section 6.2A.

          B. Acceleration of Maturity. Subject to approval by the Bank, which approval shall not be unreasonably withheld, the Authority may (i) send a notice to the Bank, directing the Bank to accelerate the maturity of the Series 2003 Bonds and the Debt and proceed to enforce the Bond Documents and the Letter of Credit Documents and liquidate the Security for the Borrower’s Letter of Credit Obligations, and (ii) thereafter make payments in accordance with Section 7.3 hereof.

          C. Purchase of Documents by the Authority. If the principal of and interest on the Series 2003 Bonds have been paid in full, the Authority may elect to purchase the Bond Documents and the Letter of Credit Documents, by sending a notice to the Bank of its intent to proceed under this Subsection C. Within 30 days following such notice, on a date designated by the Authority, the Authority shall purchase the Bond Documents and the Letter of Credit Documents by payment in full of all sums due under the Letter of Credit Documents as of such date of purchase. Simultaneously with any such purchase, the Bank shall assign to the Authority, without recourse, all of its right, title and interest in and to the Bond Documents and the Letter of Credit Documents (other than the Bank’s right to indemnification pursuant to Article XII of the Letter of Credit Agreement, which shall survive any such purchase and remain in full force and effect between the Bank and the Borrower) and the Security for the Borrower’s Letter of Credit Obligations. The Bank’s obligations to the Authority shall terminate immediately upon such assignment.

          D. Payment of Insured Portion of the Debt. The Authority may elect to pay the Insured Portion of the Debt, and within 15 days of the last to occur of (i) receipt by the Authority of a Notice of Default, or (ii) the Authority’s ceasing to cure any Event of Default pursuant to Section 6.2A hereof, proceed under this Subsection D, by sending the Bank notice of its intent to pay the Insured Portion of the Debt. Payments shall be made in accordance with the provisions of Section 7.1 and 7.4 hereof.

ARTICLE VII
PAYMENT BY THE AUTHORITY

     Section 7.1 Payment by the Authority. All payments by the Authority hereunder shall be in lawful money of the United States and may be made by check of the Maryland State Treasurer. The Authority shall not be obligated to make any payment unless either (a) the Authority has notified the Bank of its intention to cure an Event of Default pursuant to the provisions of Section 6.2A of this Agreement, or (b) the Authority has notified the Bank of its intention to purchase the Bond Documents and the Letter of Credit Documents pursuant to the provisions of Section 6.2C of this Agreement, or (c) the Authority has received a Notice of Default (which Notice of Default shall include a Certification) and is required to make such payment pursuant to the provisions of this Agreement. Upon payment in full of the Insured Portion of the Debt, the obligations of the Authority hereunder shall terminate, and the Authority shall be forever discharged from any and all liability hereunder, provided, however, the Authority’s rights to subrogation and reimbursement pursuant to the terms and provisions of this Agreement and the other Letter of Credit Documents shall continue until this Agreement has been terminated in accordance with its terms and the insurance provided by this Agreement shall be subject to reinstatement as set forth in Section 3.1C until this Agreement is terminated.

     Section 7.2 Late Payments by the Borrower. In the event that the Authority makes a payment to the Bank pursuant to its right to cure an Event of Default under Section 6.2A above and the Borrower (or the Trustee, from amounts received by the Borrower) or another person subsequently pays the Bank the amount due, the Bank shall advise the Authority of its receipt of payment from the Borrower or on its behalf and shall remit any excess moneys to the Authority.

     Section 7.3 Payments Upon Acceleration of Maturity. If the Authority elects to direct the Bank to accelerate the maturity of the Series 2003 Bonds pursuant to the option described in Section 6.2B hereof, the Authority will pay to the Bank the lesser of (a) the Insured Portion of the Debt, or (b) the Deficiency.

     Section 7.4 Payment Upon Election to Pay Insured Portion of the Debt. If the Authority elects to pay the Insured Portion of the Debt pursuant to the option described in Section 6.2D hereof, the Authority will pay to the Bank the Insured Portion of the Debt.

ARTICLE VIII
REIMBURSEMENT AND OTHER PAYMENTS BY BORROWER

     Section 8.1 Reimbursement of Authority. The Borrower hereby unconditionally promises to reimburse the Authority (without the necessity of any demand by or notice from the Authority) for all amounts paid by the Authority to the Bank under this Agreement (whether in furtherance of the Authority’s right to cure any Event of Default under the Letter of Credit Documents, in response to a claim for insurance made by the Bank to the Authority under this Agreement, as reimbursement for any advance made by the Authority on behalf of the Borrower, or otherwise), and to pay interest at the Penalty Rate to the Authority on all such amounts. The Authority acknowledges that its right to receive reimbursement hereunder shall at all times be subordinate to the rights of the Bank to receive payment under the Letter of Credit Agreement and the other Letter of Credit Documents.

     Section 8.2 Subrogation of the Authority. The Borrower and the Bank acknowledge that, to the extent of any payments made by the Authority under this Agreement, the Authority shall be subrogated to (a) all rights of the Bank to receive payment from the Borrower or others under the Letter of Credit Documents (including all rights of the Bank to all security for the Borrower’s Letter of Credit Obligations), and (b) all rights of the Borrower to receive payment or reimbursement of such amounts from other sources; provided, however, that any and all subrogation rights of the Authority hereunder shall at all tunes be subordinate to the rights of the Bank to receive payment under the Letter of Credit Documents.

     Section 8.3 Fees and Costs. All fees, expenses, taxes, costs and charges, whether now or hereafter incurred, with respect to the Series 2003 Loan, the Borrower’s Letter of Credit Obligations and the insurance thereof, or in any way connected therewith, including, but not limited to, those of counsel, taxes, fees and expenses payable in connection with the Bond Documents and the Letter of Credit Documents, shall be paid by the Borrower. The Borrower agrees to defend, indemnify and hold the Authority harmless against and from any and all claims (except claims caused by willful misconduct of the Authority) for any fees, charges, commissions, taxes and compensation in connection with the Series 2003 Loan, the Borrower’s Letter of Credit Obligations and the insurance thereof, including the expenses of court costs and reasonable attorneys’ fees.

     Section 8.4 Publicity. The Borrower authorizes the Authority to furnish news releases to the news media or any other publications selected by the Authority advertising the fact that financial assistance has been obtained from the Authority and the general facts of such financial assistance.

ARTICLE IX
DEFAULTS UNDER THIS AGREEMENT; REMEDIES

     Section 9.1 Default by Bank. It shall constitute a default by the Bank under this Agreement if the Bank breaches any of the covenants or provisions of this Agreement and fails to cure such breach or to commence and diligently pursue such cure within 30 days after receipt of a Notice from the Authority specifying such breach and shall cure such breach within 60 days.

     Section 9.2 Default by Authority. It shall constitute a default by the Authority under this Agreement if the Authority fails to make any payment or breaches any covenants or provisions of this Agreement and fails to cure such breach or to commence and diligently pursue such cure within 30 days after receipt of a Notice from the Bank specifying such breach and shall cure such breach within 60 days.

     Section 9.3 Default by Borrower. It shall constitute a default by the Borrower under this Agreement if the Borrower fails to reimburse the Authority pursuant to Section 8.1 hereof for all advances made by the Authority, together with interest thereon at the Penalty Rate, within 15 days after any payment is made by the Authority to the Bank or if the Borrower fails to pay the Authority’s Insurance Premium as and when the same becomes due and payable and is not paid by the Bank to the Authority.

     Section 9.4 Remedies of Authority on Default of Bank. Whenever a default referred to in Section 9.1 hereof occurs, the Authority may take any one or more of the following remedial steps:

          A. Notice of Bank Default. The Authority shall send the Bank a Notice of any default specified in Section 9.1 hereof.

          B. Agreement Null and Void. The Authority, at its option, after the expiration of the cure period set forth in Section 9.1 of this Agreement, may by Notice to the Bank declare this Agreement to be null and void and of no further force and effect, if the Authority reasonably determines that (i) any material provision of the MIDFA Act has not been complied with (other than noncompliance by the Authority) by virtue of facts or circumstances known to the Bank but not known to the Authority, or (ii) as a result of the default of the Bank, the security for the Borrower’s Letter of Credit Obligations has been materially impaired.

          C. Reduction of the Authority’s Obligations. The Authority, at its option, may elect to reduce its obligation to pay to the Bank the amounts required by Section 3.1 and Article VII hereof, by the amount by which any default by the Bank has, in the reasonable determination of the Authority, (i) reduced or impaired the value of any security for the Borrower’s Letter of Credit Obligations, or (ii) adversely affected the ability of the Bank or the Authority to enforce the Letter of Credit Documents or the Bond Documents or liquidate the Security for the Borrower’s Letter of Credit Obligations.

     Section 9.5 Remedies of the Authority on Borrower’s Default. Upon default by the Borrower under this Agreement, the Authority may instruct the Bank, in accordance with applicable provisions of the Bond Documents and the Letter of Credit Documents, to direct the Trustee to accelerate the maturity of the Series 2003 Bonds, and may take such other enforcement remedies as may be available to it under law.

     THE BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY CLERK OF ANY COURT OF RECORD IN THE STATE OF MARYLAND OR ELSEWHERE TO ENTER JUDGMENT BY CONFESSION AGAINST THE BORROWER IN FAVOR OF THE BANK FOR THE FULL AMOUNT OF THE BORROWER’S LETTER OF CREDIT OBLIGATIONS AND/OR THE BORROWER’S BOND OBLIGATIONS TOGETHER WITH EXPENSES OF COLLECTION, INCLUDING COSTS OF SUIT AND FURTHER INCLUDING ATTORNEY’S FEES OF FIFTEEN PERCENT (15%) OF THE UNPAID BALANCE OF THE BORROWER’S LETTER OF CREDIT OBLIGATIONS AND/OR BORROWER’S BOND OBLIGATIONS, EXPRESSLY WAIVING SUMMONS AND OTHER PROCESS, AND DOES FURTHER CONSENT TO THE IMMEDIATE EXECUTION OF SAID JUDGMENT. ANY JUDGMENT ENTERED AGAINST THE BORROWER WHETHER BY CONFESSION OR OTHERWISE, SHALL BEAR INTEREST AT THE PENALTY RATE. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER, SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS AS OFTEN AS THE BANK OR ITS ASSIGNS SHALL DEEM NECESSARY OR ADVISABLE UNTIL ALL SUMS DUE UNDER THE BORROWER’S LETTER OF CREDIT OBLIGATIONS AND THE BORROWER’S BOND OBLIGATIONS HAVE BEEN PAID IN FULL.

     Section 9.6 Remedies of Bank on Authority’s Default. Except to the extent provided in Section 10.2 of this Agreement, upon any default by the Authority under this Agreement, the Bank shall send the Authority Notice of such default, and if such default is not cured within 30 days after delivery of such Notice, the Bank may direct the Trustee to accelerate the maturity of the Series 2003 Bonds without first obtaining the approval of the Authority, and the Bank may proceed to exercise any other rights or remedies under the Letter of Credit Documents with or without notice to or approval of the Authority, notwithstanding any other terms or provisions of this Agreement.

     Section 9.7 No Additional Waiver Implied by One Waiver. In the event any covenant or provision contained in this Agreement is breached by the Bank or by the Authority or by the Borrower and such breach is thereafter waived by the Bank or the Authority, such waiver shall be limited to the particular breach so waived and neither the Authority nor the Bank shall be deemed to have waived any other breach hereunder.

     Section 9.8 No Remedy Exclusive. No remedy herein conferred on or reserved to the Authority or the Bank is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any of the other Letter of Credit Documents or the Bond Documents or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

ARTICLE X
MISCELLANEOUS

     Section 10.1Requirements for Liability to Assignee of Bank. Notwithstanding the provisions of Section 5.2E hereof, the Authority shall not be liable under the terms and provisions of this Agreement to any Credit Facility Provider other than the Bank or to any assignee of the Bank unless, with respect to an assignee only:

          A. Agreement by Assignee. Such assignee, simultaneously with the acquisition of the Letter of Credit Documents, agrees in writing to be bound by the terms and provisions of this Agreement and to keep and perform all of the terms, covenants and conditions of this Agreement on the part of the Bank to be kept and performed (in which case the Bank shall be released of its obligations under this Agreement); and

          B. Authority Approval. The Authority has approved in writing such assignee, the assignment or transfer of the Letter of Credit Documents (or the terms and provisions of any other documents executed and delivered in connection with such assignment or transfer), as amended. Such approvals shall not be unreasonably withheld.

     Section 10.2 Inability of Authority to Perform its Obligations. Notwithstanding any other terms or provisions of this Agreement, in the event the Authority is temporarily or permanently prevented, restricted or delayed in the performance of any or all of the duties and obligations imposed upon or assumed by it hereunder, by act of the General Assembly of Maryland, by a court of competent jurisdiction or by administrative delay not due to the fault of the Authority, its members or agents, the Authority (and its members and agents) shall not be liable directly or indirectly for any claims caused to or suffered by the Bank or any other person in connection with or as a result of such prevention, restriction or delay. Upon the termination of a temporary prevention, restriction or delay in the performance by the Authority of any or all of the duties and obligations imposed upon or assumed by it hereunder, the Authority shall resume and continue to perform such duties and obligations to the extent permitted by law. However, it is understood and agreed that during the period of any such temporary prevention, restriction or delay, the Bank may pursue any other remedies available to it (other than remedies against the Authority) under the Letter of Credit Documents or under law in order to minimize any losses it may suffer as a result of its issuance of the Letter of Credit without obtaining the prior written consent of the Authority.

     Section 10.3 Conflict of Terms. In the case of any conflict between the terms of this Agreement and the terms of the Letter of Credit Documents or the Bond Documents (including, without limitation, the Intercreditor Agreement), this Agreement shall control insofar as the rights and duties of the Authority are concerned.

     Section 10.4 Severability. If any provision or remedy set forth in this Agreement for any reason shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or remedy of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or remedy had never been set forth herein but only to the extent of such invalidity, illegality or unenforceability.

     Section 10.5 Binding Effect. Subject to the provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns of the Bank meeting the requirements of Section 10.1 hereof, and shall be construed in accordance with the laws of the State of Maryland.

     Section 10.6 Headings. The titles or headings to the various articles, sections and subsections of this Agreement have been inserted for convenient reference purposes only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. As used herein the singular shall include the plural and vice versa.

     Section 10.7 Termination of Agreement. Except as provided in Sections 3.IE and F and 9.4B hereof, this Agreement shall remain in full force and effect until the earliest to occur of either of the following events:

          (a) the Authority has paid the Insured Portion of the Debt to the Bank pursuant to the provisions of Section 7.3 or Section 7.4 hereof or has purchased the Bond Documents and the Letter of Credit Documents pursuant to the provisions of Section 6.2C hereof and the Authority has been repaid to the fullest extent deemed necessary or desirable by the Authority for all amounts owed to it under this Agreement and the other Letter of Credit Documents, whether pursuant to its rights to reimbursement or subrogation under this Agreement and the other Letter of Credit Documents or otherwise, or

          (b) the Bank has advised the Authority that the insurance being provided under this Agreement is no longer necessary, and the Authority has been repaid to the fullest extent deemed necessary or desirable by the Authority for all amounts owed to it (if any) under this Agreement and the other Letter of Credit Documents, whether pursuant to its rights to reimbursement or subrogation under this Agreement and the other Letter of Credit Documents or otherwise.

     Section 10.8 Final Agreement. This Agreement contains the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement are not a part of this Agreement and the understanding of the parties hereof.

     Section 10.9 Amendment. This Agreement may be amended or altered only in writing signed by the parties hereto.

     Section 10.10 Effective Date. This Agreement has been dated as of the date first above written solely for the purpose of convenience of reference and shall become effective upon its execution and delivery, on the Closing Date, by the parties hereto. All representations and warranties set forth herein shall be deemed to have been made on the Closing Date.

          Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

ARTICLE XI
LIMITATION ON LIABILITY

          Section 11.1 No Full Faith and Credit. Nothing contained in this Agreement shall be deemed or construed in any way to act as (a) a pledge of the faith and credit of the Authority, the Department, or the State, (b) a general obligation of the Authority, the Department, or the State, or (c) a commitment to utilize the Authority’s, the Department’s, or the State’s borrowing or taxing powers.

          Section 11.2 No Individual Liability. No covenant or agreement contained in this Agreement or in any of the other Letter of Credit Documents shall be deemed to be the covenant or agreement of any agent of the Authority, the Department, or the State executing this Agreement or any of the other Letter of Credit Documents entered into by the Authority, nor any agent of the Authority, the Department, or the State shall be liable personally on any of the other Letter of Credit Documents entered into by the Authority or be subject to any personal liability or accountability by reason of the issuance, execution or delivery thereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Insurance Agreement under their respective seals, as of the day and year first above written.

ATTEST:	MARYLAND INDUSTRIAL DEVELOPMENT
FINANCING AUTHORITY

/s/ D. Gregory Cole	By:		/s/ Bernard Koman	(SEAL)

D. Gregory Cole,			Bernard Koman,
Executive Director			Chairman

WITNESS:	MANUFACTURERS AND TRADERS
TRUST COMPANY

[ILLEGIBLE]	By:	/s/	David M. Diluigi	(SEAL)

	Name:		David M. Diluigi

	Title:		VICE PRESIDENT

WITNESS:	AVALON PHARMACEUTICALS, INC.

[ILLEGIBLE]	By:	/s/	Kenneth C. Carter	(SEAL)

	Name:		Kenneth C. Carter

	Title:		CEO